Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Independence Community Bank Corp. (the Registration Statement) of our report dated June 16, 2003 relating to the financial statements, which appear in the Annual Report of SI Bank & Trust 401(k) Savings Plan in RSI Retirement Trust on Form 11-K for the year ended December 31, 2002 incorporated by reference in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 15, 2004

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